Exhibit 99.1

303 International Circle	P: 410.427.1700
Suite 200	F: 410.427.8800
Hunt Valley, MD 21030

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ISSUES BUSINESS UPDATE IN CONJUNCTION WITH BOFA SECURITIES 2021 GLOBAL REAL ESTATE CONFERENCE

HUNT VALLEY, MARYLAND – September 21, 2021 – Omega Healthcare Investors, Inc. (NYSE: OHI) announced today that it has revised the COVID-19 Update and COVID-19 Operator Update slides of its investor presentation in conjunction with the BofA Securities 2021 Global Real Estate Conference.

The presentation can be found at https://www.omegahealthcare.com/investor-relations/news-and-market-data/presentations. The revised COVID-19 Update and COVID-19 Operator Update slides are on pages 9 and 10 of the presentation.

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Omega is a real estate investment trust that invests in the long-term healthcare industry, primarily in skilled nursing and assisted living facilities. Its portfolio of assets is operated by a diverse group of healthcare companies, predominantly in a triple-net lease structure. The assets span all regions within the US, as well as in the UK. More information on Omega is available at www.omegahealthcare.com.

FOR FURTHER INFORMATION, CONTACT

Matthew Gourmand, SVP, Corporate Strategy & Investor Relations, at (410) 427-1705